EXHIBIT 10.02


Amendment No. 1 dated as of October 29, 2002 to Employment Agreement dated as of June 25, 1999 (the "Agreement") by and between Universal Supply Group, Inc., a New York corporation (the "Company") and William Pagano, residing at 41 Annett Avenue, Edgewater, NJ 07020 (the "Employee").

                              PRELIMINARY STATEMENT
                              ---------------------

     Pursuant to actions by the Boards of Directors of Colonial Commercial Corp. and Universal Supply Group, Inc. on October 29,2002, it was resolved that the Employment Agreement of William Pagano be amended to provide for immediate full payment by Universal Supply Group, Inc. of all compensation required pursuant to the Employment Agreement for its full term as severance pay, in the event of a change of ownership of Universal Supply Group, Inc. that shall not be approved by the Directors of Colonial Commercial Corp. and Universal Supply Group, Inc.

     Accordingly, for good and valuable consideration, a second paragraph to
Section 2.01 of the Agreement should be added to read as follows:

     The Employee shall be entitled to full payment by Universal Supply Group, Inc. of all compensation required pursuant to the Employment Agreement for its full term as severance pay, in the event of a change of ownership of Universal Supply Group, Inc. that shall not be approved by the Directors of Colonial Commercial Corp. and Universal Supply Group, Inc.

     Except as amended hereby, the Agreement and any prior amendments is in full respects ratified and confirmed.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth above.

UNIVERSAL SUPPLY GROUP, INC.


By: /s/ Bernard Korn
    -------------------------
    Chairman of the Board


Employee:  /s/ William Pagano
           ------------------
           William Pagano